UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	August 5, 2011
(Date of earliest event reported):	August 1, 2011

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           717-291-2411
Former name or former address, if changed since last Report:                                                                                            N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into Material Definitive Agreement.

On August 1, 2011, Fulton Financial Corporation ("Fulton") and Craig Roda (the “Executive”), executed an employment agreement dated effective as of August 1, 2011 (“Employment Agreement”), attached as Exhibit 10.1 and incorporated by reference, that will replace the Executive’s existing Change in Control Agreement dated December 2, 2008.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 In connection with the Executive’s appointment as a member of Fulton’s senior management team and the assignment of additional responsibilities, Fulton and Executive entered into an Employment Agreement that provides that the Executive’s base salary will be $363,000, with the base salary reviewed annually.  The Executive is also entitled to participate in bonus and incentive compensation programs and in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

The Employment Agreement is similar to the employment agreements Fulton executed with other senior officers on November 12, 2008, except that the Executive’s new Employment Agreement does not provide for an excise tax gross-up for taxes applicable thereto as a result of the Executive’s termination.  Instead, in the event a payment to the Executive in connection with his termination of employment would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payment would be retroactively reduced, if necessary, to the extent required to avoid such excise tax imposition and, if any portion of the amount payable to Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended, Fulton would be required to pay to Executive only the amount determined to be deductible under Section 280G.

The term of the Employment Agreement began when executed and continues until terminated according to its terms.  The Employment Agreement does not have a term of years.  If the Executive voluntarily terminates Executive’s employment other than for “good reason” (as defined in the Employment Agreement) or retirement at age 65, the Executive is entitled to receive Executive’s base salary through the effective date of termination plus all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plan terms.  If the Executive terminates Executive’s employment for “good reason,” or is terminated without cause (as defined in the Employment Agreement), the Executive is entitled to receive the Executive’s base salary, and in the sole discretion of Fulton, the Executive may also receive an additional cash bonus, for twelve (12) months.  The Executive would continue to participate in the employee benefit plans, as eligible, during that same time period.  If the Executive is unable to continue to participate in any employee benefit plan, the Executive will be compensated on an annual basis in respect thereof at Fulton’s cost plus a gross-up for any taxes applicable thereto.

Following the Executive’s total disability or death during the term, the Executive’s employment would terminate and Fulton would pay the Executive all amounts accrued under the Employment Agreement as of the date of such termination.  In the event of the Executive’s disability: (A) Fulton shall pay the Executive at least six months’ base salary; (B) thereafter, for as long as the Executive continues to be disabled, Fulton will continue to pay the Executive at least 60% of the base salary until the earlier of the Executive’s death or December 31 of the calendar year in which Executive attains age 65; and (C), to the extent not duplicative of the foregoing, the Executive shall receive those benefits customarily provided by Fulton to disabled former employees, which benefits shall include, but shall not be limited to, life, medical, health, accident insurance and a survivor's income benefit.

The Employment Agreement contains restrictions on the sharing of confidential information, as well as non-competition and non-solicitation covenants.  The non-competition and non-solicitation covenants would not apply if the Executive leaves for “good reason” or if his employment is terminated without “cause.”

If, during the period beginning 90 days before a Change in Control (as defined in the Employment Agreement)” and ending two (2) years after such Change in Control the Executive is terminated by Fulton without cause or the Executive resigns for “good reason,” Fulton will pay the Executive a two (2) times multiple of the sum of: (A) the base salary immediately before the Change in Control; and (B) the highest annual cash bonus or other incentive compensation awarded to the Executive over the past three years.  Fulton would also pay that portion, if any, of Fulton’s contribution to the Executive’s 401(k), profit sharing, deferred compensation or other similar individual account plan which is not vested as of the date of termination of the Executive’s employment, plus a gross-up for any taxes applicable thereto.  The Executive would continue to receive all employee benefits that the Executive was receiving immediately before such termination for two (2) years. Fulton would pay the Executive an amount equal to the actuarial present value of two (2) years of the benefit accruals of Fulton’s retirement plan contributions under each tax qualified or nonqualified defined contribution type of retirement plan in which the Executive was a participant immediately prior to Executive’s termination or resignation.

The preceding description is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01 – Other Events.

 On August 2, 2011, Fulton issued a press release, attached as Exhibit 99.1 and incorporated by reference, to announce that the boards of directors of two of Fulton’s affiliate banks have agreed to merge. The Bank, based in Mt. Laurel, New Jersey and Skylands Community Bank, based in Chester, New Jersey will merge into a single bank.  The merger is subject to approval by bank regulatory authorities and is expected to be completed during the fourth quarter of 2011. Following the merger, the combined bank will be known as “Fulton Bank of New Jersey.”

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1	Employment Agreement with Craig Roda dated August 1, 2011
99.1	Fulton Press Release dated August 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2011	Fulton Financial Corporation By: /s/ Craig H. Hill Craig H. Hill Senior Executive Vice President